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                                                                       Exhibit B


                                 AMENDMENT NO. 1

                                     TO THE

                                OPTION AGREEMENT

      This is Amendment No. 1 dated August 20, 2003 ("Amendment 1") to the Option Agreement dated April, 2002 between K & K Plastics Pty Ltd and Rentmobile Pty Ltd, as trustee of K & K Plastics Pty Staff Superannuation Fund and of K & K Plastics Pty Staff Superannuation Fund 2 (collectively the "Seller"), Fawdon Investments Limited (the "Purchaser") and Avenue Group, Inc., formerly known as I. T. Technology, Inc. (the "Company") (the "Option Agreement").

      WHEREAS, the Seller purchased from the Company an option to acquire 50,000,000 shares of the Company's $.0002 par value common stock (the "Option") pursuant to that certain Option Purchase Agreement of even date herewith between the Purchaser and the Seller (the "OPA");

      WHEREAS, the terms of the Option is governed by the Option Agreement;

      WHEREAS, the Seller wishes to Sell the Option to the Purchaser pursuant to that certain Option Purchase Agreement dated April 14, 2003 (the "Purchase Agreement");

      WHEREAS, pursuant to the terms of the Option Agreement, the sale of the Option to the Purchaser is subject to the consent of the Company;

      WHEREAS, the Company desires that an error contained in Section 5(a) of the Option Agreement be corrected by this Amendment No. 1;

      WHEREAS, the Purchaser has agreed to assume all of the Seller's obligations under the Option Agreement;

      WHEREAS, subject to the agreements of the Seller and the Purchaser contained herein and in the Option Purchase Agreement, the Company has agreed to consent to the sale of the Option to the Purchaser; and

      NOW THEREFORE IN CONSIDERATION OF THE MUTUAL PROMISES AND AGREEMENTS CONTAINED HEREIN THE PARTIES AGREE AS FOLLOWS:

            1. Effectiveness of this Amendment No. 1. The parties hereto acknowledge and agree that the effectiveness of this Amendment No. 1 and the Company's consent to the sale of the Option contemplated by the Purchase Agreement shall be subject to and conditioned upon the filing by the Purchaser of Forms 13D and 3 with the United States Securities and Exchange Commission substantially in the form as delivered to the Company.

            2. NEW HOLDER. The Option Agreement is amended to replace the Seller with the Purchaser, Fawdon Investments Limited, as the "Holder" as such term is defined in the Option Agreement.

            3. PURCHASER'S ASSUMPTION OF THE SELLER'S OBLIGATIONS UNDER THE OPTION AGREEMENT. The Purchaser agrees that upon the effectiveness of this Amendment No. 1 it shall be subject to all of
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the terms and conditions of the Option Agreement and to assume all of Seller's obligations under the Option Agreement.

            4. SELLER'S REPRESENTATIONS. Seller hereby represents to the Company and to the Purchaser that, except for the sale of the Option to the Purchaser as contemplated by the Option Purchase Agreement, it has not sold transferred, pledged, hypothecated or assigned all or any part of the Option or its rights with respect thereto to any other party.

            5. REGISTRATION RIGHTS. The parties hereto acknowledge and agree that Section 5(a) of the Option Agreement is hereby amended to replace "One Million (1,000,000) Option Shares" on the second line of said Section 5(a) with "Ten Million (10,000,000) Option Shares" so that the beginning of Section 5(a) as amended reads as follows:

            :At such time as the Holder has both (a) exercised Options to purchase and (b) owns at least Ten Million (10,000,000) Option Shares...."

            6. THE COMPANY'S CONSENT. Subject to Section 1, in consideration of the representations, warranties, agreements and covenants of the parties contained herein, the Company hereby consents to the transfer of the Option pursuant to the terms of the OPA from the Seller to the Purchaser.

            7. NO OTHER AMENDMENTS. Except as expressly modified by the terms hereof, the Option Agreement shall remain in full force and effect, shall not be amended in any way and shall be fully binding upon the Purchaser.


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IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to be executed as of the date first above written.

                              Avenue Group, Inc.
                              (formerly known as I.T. Technology, Inc.)


                              By: __________________________
                                       Jonathan Herzog

                              Its:  Executive Vice President

                              K & K Plastics Pty Ltd, as Trustee of K & K
                              Plastics Pty Staff Superannuation Fund and of K & K Plastics Pty Staff Superannuation Fund 2


                              By: __________________________


                              Its: __________________________


                              Rentmobile Pty Ltd

                              By: __________________________


                              Its: __________________________

                              Fawdon Investments Limited

                              By: ___________________________
                                        Harry Cooper

                              Its: __________________________